Exhibit D

THE REPUBLIC OF THE PHILIPPINES

UNDERWRITING AGREEMENT

STANDARD TERMS

(DEBT SECURITIES AND WARRANTS)

1. Introduction. The Republic of the Philippines (the “Republic”) may issue and sell from time to time certain of its debt securities, and, if so specified in the Terms Agreement (as hereinafter defined) warrants to purchase debt securities, registered under one or more registration statements referred to in Section 3(a) (the “Securities”). The debt securities will be issued under the Fiscal Agency Agreement, dated as of October 4, 1999, as supplemented (the “Fiscal Agency Agreement”), between the Republic and The Chase Manhattan Bank, as fiscal agent (the “Fiscal Agent”), in one or more series, which series may vary as to denomination, interest rates, maturity, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Securities being determined at the time of sale. Warrants may be issued under a warrant agreement in a form to be filed as an exhibit to the registration statement referred to in Section 3(a) between the Republic and the warrant agent named therein. Particular series of the Securities shall be sold pursuant to a Terms Agreement (as hereinafter defined), for resale in accordance with terms of offering determined at the time of sale1.

The firm or firms which agree to purchase the Securities are hereinafter referred to as the “Underwriters” of such Securities, and the representatives of the Underwriters, if any, specified in a Terms Agreement are hereinafter referred to as the “Representatives”; provided, however, that if a Terms Agreement does not specify any representative of the Underwriters, the term “Representatives”, as used in these Underwriting Agreement Standard Terms (the “Standard Terms”), shall mean the Underwriters.

2. Terms Agreement. (a) A terms agreement relating to the Securities (the “Terms Agreement”), which may be in telex, facsimile or other written form, shall (i) contain substantially the terms and information in the form set forth in Exhibit A hereto, (ii) incorporate by reference, to the extent set forth therein, the provisions of these Standard Terms, and (iii) evidence the obligation of the Underwriters to purchase the Securities. The Terms Agreement will also specify the time and date of delivery and payment (such time and date being herein and in the Terms Agreement referred to as the “Closing Date”). The time and date of the execution of the Terms Agreement is hereinafter called the “Execution Time”. The obligations of the Underwriters to purchase the Securities will be several and not joint. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Preliminary Prospectus, the Final Term Sheet and the Final Prospectus (each as hereinafter defined). The Securities delivered to the Underwriters at the Closing Date will be in registered form, in such denominations and registered in such names as the Underwriters may request.

(b) Each Underwriter represents and warrants that the Securities to be purchased by it under the Terms Agreement will be purchased by it as principal. Without prejudice to the provisions of Section 3(c) below and except for registration under the Securities Act of 1933, as amended (the “Act”), and compliance with the rules and regulations thereunder and the qualification of the Securities for offer

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If it is specified in the Terms Agreement that warrants will be issued: (i) the number of warrants to be sold together with the applicable denomination of the Securities and the title and principal amount of the Securities which may be purchased upon the exercise of each warrant and of all the warrants will be specified in the Terms Agreement and (ii) the legal opinions and other documents to be delivered pursuant to Section 4 hereof shall be appropriately modified to cover the warrants, the Warrant Agreement, the Securities issuable upon the exercise of the warrants and such related matters in such manner as the Representatives or their counsel may reasonably request.

and sale under the laws of such jurisdictions as the Representatives may request pursuant to Section 5(d), the Republic shall not have any responsibility for obtaining, and each Underwriter severally agrees with the Republic that each such Underwriter and its respective affiliates will obtain, any consent, approval or authorization required by them for the purchase, offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such purchase, offer, sale or delivery of any of the Securities.

3. Representations and Warranties. The Republic represents and warrants to and agrees with each of the Underwriters that:

(a) A registration statement (the file number of which is set forth in the Terms Agreement) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”). The various parts of such registration statement, as amended at the Applicable Time (as defined in Section 3(d)), including all exhibits thereto and information deemed to be a part thereof and the information contained in the base prospectus (the date of which is set forth in the Terms Agreement) (the “Base Prospectus”), each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”. Any amendment or supplement to the Base Prospectus shall be deemed to refer to and include any annual reports on Form 18-K and any amendments to such Form 18-K on Form 18K/A (including all exhibits thereto) (collectively called a “Form 18-K”) filed after the date of the Base Prospectus under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference in the Base Prospectus. The Registration Statement, including any post-effective amendment thereto, has been declared effective by the Commission in the form heretofore delivered to the Representatives; no other document (other than any documents incorporated by reference therein and the documents included in the Disclosure Package (as defined in Section 3(d))) with respect to the Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or threatened by the Commission. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder.

(b) The Registration Statement and any amendment thereto does not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the statements made in the Registration Statement and any amendments or supplements thereto within the coverage of Rule 175(b) under the Act were made by the Republic with a reasonable basis and in good faith; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Republic by an Underwriter through the Representatives expressly for use therein.

(c) A preliminary prospectus supplement (the date of which is set forth in the Terms Agreement) in respect of the Securities has been filed with the Commission pursuant to Rule 424 of the rules and regulations of the Commission under the Act in the form heretofore delivered to the Representatives. Such preliminary prospectus supplement is hereinafter called the “Preliminary Prospectus Supplement”, and the Base Prospectus as supplemented by the

Preliminary Prospectus Supplement is hereinafter called the “Preliminary Prospectus”. No other document (other than any documents incorporated by reference therein and the documents (other than the Preliminary Prospectus) included in the Disclosure Package (as defined in Section 3(d))) with respect to the Preliminary Prospectus has been filed with the Commission; and no stop order suspending the effectiveness of the Preliminary Prospectus has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or threatened by the Commission. The Preliminary Prospectus conforms, and any further amendments or supplements to the Preliminary Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder.

(d) Neither the Disclosure Package (as defined below) and the Final Term Sheet (as defined in Section 5(b)), at the Applicable Time (as defined below), when taken as a whole, nor the Final Prospectus (as defined in Section 5(c)), as of the date thereof or the Closing Date, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the statements made in the Disclosure Package and the Final Term Sheet and any amendments or supplements thereto within the coverage of Rule 175(b) under the Act were or will be made or reaffirmed by the Republic with a reasonable basis and in good faith; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished or to be furnished in writing to the Republic by an Underwriter through the Representatives expressly for use therein. “Disclosure Package” shall mean (i) the Preliminary Prospectus, (ii) the “issuer free writing prospectuses”, as defined in Rule 433 under the Act (the “Issuer Free Writing Prospectuses”), if any, identified in Schedule B of the Terms Agreement, and (iii) any other “free writing prospectuses”, as defined in Rule 405 under the Act, if any, that the Republic and the Underwriters expressly agree in writing to treat as part of the Disclosure Package. “Applicable Time” shall mean the date and time specified as such in the Terms Agreement.

(e) Neither any Issuer Free Writing Prospectus nor the Final Term Sheet includes or will include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Republic by an Underwriter through the Representatives expressly for use therein.

(f) At the earliest time after the filing of the Registration Statement that the Republic or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Republic was not an “ineligible issuer”, as defined in Rule 405 under the Act.

(g) The Fiscal Agency Agreement has been duly authorized, executed and delivered by the Republic and is a valid and binding agreement of the Republic, enforceable in accordance with its terms.

(h) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Fiscal Agency Agreement and delivered to and paid for by the Underwriters in accordance with the Terms Agreement, will be entitled to the benefits of the Fiscal Agency Agreement and will be valid and binding obligations of the Republic, enforceable in accordance with their terms. The Securities will constitute direct, unconditional, unsecured and general obligations of the Republic and the full faith and credit of the Republic is pledged for the performance thereof. The Securities will rank pari passu in priority of payment with all other unsecured and unsubordinated External Indebtedness of the Republic. “Indebtedness” means any indebtedness for money borrowed or any guarantee of indebtedness for money borrowed. “External Indebtedness” means Indebtedness which is denominated or payable by its terms in, or at the option of the holder thereof payable in, a currency or currencies other than the lawful currency of the Republic.

(i) The Republic is not, or with the giving of notice or lapse of time or both would not be, in violation of or in default under any constitutional or treaty provision, convention, statute, law, regulation, decree, court order or similar authority binding upon the Republic, or under any agreement or instrument to which the Republic is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not reasonably be expected to have a material adverse effect on the financial, economic or political condition of the Republic or its ability to issue, offer or sell the Securities; the issue and sale of the Securities and the performance by the Republic of all of the provisions of its obligations under the Securities, the Fiscal Agency Agreement and the Terms Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any (x) constitutional or treaty provisions or (y) convention, statute, law, regulation, decree, court order or similar authority binding upon the Republic, or under any agreement or instrument to which the Republic is a party or by which the Republic is bound or to which any of the property or assets of the Republic is subject, which in the case of clause (y) would reasonably be expected to have a material adverse effect on the financial, economic or political condition of the Republic or its ability to issue, offer or sell the Securities.

(j) All necessary action by or on behalf of the Republic will be taken to permit, and all necessary consents and approvals required under the laws of the Republic have been or will be duly obtained and be in full force and effect for, (i) the authorization, execution and delivery of the Terms Agreement and the Fiscal Agency Agreement by the Republic and for the performance of its obligations arising thereunder, and (ii) the issuance and sale of the Securities by the Republic pursuant to the Terms Agreement.

(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the financial, economic or political condition of the Republic from that set forth in each of the Preliminary Prospectus (exclusive of any amendments or supplements thereto subsequent to the Execution Time) and the Final Prospectus (exclusive of any amendment or supplement thereto).

(l) There are no legal or governmental proceedings pending or, to the knowledge of the Republic, threatened (i) to which the Republic is or may be a party or to which any property of the Republic is or may be subject, which if determined adversely to the Republic, could individually or in the aggregate reasonably be expected to have a material adverse effect on the financial, economic or political condition of the Republic or (ii) against or affecting the Republic before any court or administrative agency in the Republic which challenges the validity or enforceability of the Terms Agreement, the Fiscal Agency Agreement or the Securities or the transactions contemplated hereby or thereby.

(m) Under the laws of the Republic in effect as of the Execution Time and the date of the Final Prospectus, payments made under the Securities will be free and clear of withholding taxes and all other taxes imposed by the Republic to the extent described in the Preliminary Prospectus and the Final Prospectus, respectively, and no capital gains, income or withholding taxes and no stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters to any governmental body in the United States or the Republic in connection with the sale and delivery by the Republic of the Securities for the respective accounts of the Underwriters or the sale and delivery by the Underwriters to the purchasers thereof, other than income tax imposed by the United States or the Republic on the income of the Underwriter if its net income is otherwise subject to tax by such jurisdiction.

(n) The Terms Agreement, the Fiscal Agency Agreement and the Securities are in proper legal form under the laws of the Republic for enforcement thereof against the Republic; and to ensure the validity, enforceability or admissibility into evidence of the Terms Agreement, the Fiscal Agency Agreement or the Securities, it is not necessary that the Terms Agreement, the Fiscal Agency Agreement , the Securities or any other document to be furnished thereunder be filed or recorded with any court or other authority in the Republic or that any tax of the Republic or any political subdivision thereof be paid on or in respect of any such document.

(o) It is not necessary under the laws of the Republic (i) to enable the Underwriters to enforce their respective rights under the Terms Agreement or any other document to be furnished thereunder or to enable any holder of Securities to enforce its rights under the Fiscal Agency Agreement or the Securities or any other document to be furnished thereunder, provided, however, that they are not otherwise engaged in business in the Republic, or (ii) solely by reason of the execution, delivery or consummation of the Terms Agreement, that any Underwriter or any holder of Securities be licensed, qualified or entitled to carry out business in the Republic.

(p) No holder of Securities will be deemed resident, domiciled, carrying on business or subject to taxation in the Philippines solely by reason of the execution, delivery, consummation or enforcement of the Terms Agreement or any other document to be furnished thereunder, nor shall the foregoing be applicable to any Underwriter solely by reason of the execution, delivery, consummation or enforcement of this Agreement.

(q) The Republic is not in material default under the provisions of any agreement or of any instrument evidencing or relating to any outstanding External Indebtedness and is not engaged in any discussions with any of its creditors with a view to rescheduling or restructuring any such External Indebtedness, other than discussions that are held in the ordinary course of business.

(r) The Republic has not in respect of any of the Republic’s External Indebtedness prepared, executed or filed any public instrument as provided in Article 2244(14) of the Civil Code of the Republic, or consented to or assisted in the preparation of filing of any such public instrument, that would therefore have priority over the Securities.

(s) The Republic is a member of and eligible to use the general resources of the International Monetary Fund and is a member of the International Bank for Reconstruction and Development.

(t) Except as set forth in each of the Preliminary Prospectus and the Final Prospectus, the Republic is subject to civil and commercial law, to suit, and to execution and attachment and process in the nature thereof with respect to its obligations under the Terms Agreement, the Fiscal Agency Agreement and the Securities. The waiver of immunity set forth in these Standard Terms, the Fiscal Agency Agreement and the Securities and described in the Preliminary Prospectus and the Final Prospectus is valid, binding and enforceable against the Republic.

4. Conditions to the Underwriters’ Obligations. The obligations of the Republic to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities are subject to the following conditions:

(a) The Final Term Sheet (as defined in Section 5(b)) and any other material required to be filed by the Republic shall have been filed with the Commission pursuant to Rule 433(d) within the applicable time period prescribed for such filing by the rules and regulations under the Act; the Final Prospectus Supplement (as defined in Section 5(c)) shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b) Subsequent to the execution and delivery of the Terms Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Republic or any of the Republic’s securities or securities guaranteed by the Republic or in the rating outlook for the Republic by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the financial, economic or political condition of the Republic from that set forth in each of the Preliminary Prospectus (exclusive of any amendments or supplements thereto subsequent to the Execution Time) and the Final Prospectus (exclusive of any amendment or supplement thereto) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Preliminary Prospectus, the Final Term Sheet and the Final Prospectus.

(c) The Representatives shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Secretary of Finance of the Republic, to the effect set forth in Section 4(b)(i) above and to the effect that the representations and warranties of the Republic contained in this Agreement are true and correct as of the Closing Date and that the Republic has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The official signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d) The Underwriters shall have received on the Closing Date an opinion of the Secretary of the Philippine Department of Justice, Philippine counsel to the Republic, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit B hereto.

(e) The Underwriters shall have received on the Closing Date an opinion of United States counsel to the Republic, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit C hereto and a letter of United States counsel to the Republic, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit D hereto.

(f) The Underwriters shall have received on the Closing Date an opinion of Philippine counsel for the Underwriters in form and substance satisfactory to the Representatives.

(g) The Underwriters shall have received on the Closing Date an opinion of United States counsel for the Underwriters in form and substance satisfactory to the Representatives.

(h) The Republic shall have provided all other opinions, certificates, letters and documents as the Underwriters may reasonably request.

5. Covenants of the Republic. In further consideration of the agreements of the Underwriters herein contained, the Republic covenants with each Underwriter as follows:

(a) The Republic will furnish to United States counsel for the Underwriters, without charge, one signed copy of the Registration Statement (including exhibits thereto) in the form in which it became effective and all amendments thereto.

(b) Promptly after the Execution Time, the Republic will prepare a final term sheet, containing solely a description of the final terms of the Securities, in a form approved by the Representatives (the “Final Term Sheet”), such approval not to be unreasonably withheld. The Republic represents and agrees that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Representatives, it has not made and will not make any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a free writing prospectus required to be filed by the Republic with the Commission or retained by the Republic under Rule 433 under the Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of (i) the free writing prospectuses included in Schedule B of the Terms Agreement and (ii) the Final Term Sheet. Any such free writing prospectus consented to or deemed consented to by the Representatives pursuant to this Section 5(b) is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Republic agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and that it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(c) The Republic will file with the Commission within the applicable period specified in Rule 424(b) under the Act any prospectus and any supplement thereto required to be filed pursuant to such Rule. The final prospectus supplement relating to the Securities in the form first filed with the Commission after the Execution Time pursuant to Rule 424 of the rules and regulations of the Commission under the Act is hereinafter called the “Final Prospectus Supplement”, and the Base Prospectus as supplemented by the Final Prospectus Supplement is hereinafter called the “Final Prospectus”.

(d) If, after the Execution Time and prior to the expiration of such period during which in the opinion of counsel for the Underwriters the Final Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event shall occur or condition exist as a result of which it is necessary to amend or supplement either the Disclosure Package and the Final Term Sheet or the Final Prospectus as then supplemented in order to make the statements therein, in the light of the circumstances under which they were made or when the Final Prospectus as then supplemented is delivered to a purchaser, as the case may be, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Final Prospectus to comply with applicable law, forthwith to prepare, to file with the Commission, and to furnish, at its own expense, to the Representatives either (i) an amendment or supplement or Issuer Free Writing Prospectus or new registration statement which will correct such statement or omission or effect such compliance, and use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus or (ii) if the Republic so elects a Form 18-K or an amendment thereto which will correct such statement or omission or effect such compliance; provided, however, if any such amendment or supplement is required to be prepared and filed after the expiration of nine months after the time of issue of the Final Prospectus, the Underwriters shall reimburse the Republic for its reasonable and documented costs and expenses (including without limitation, all fees and expenses of counsel, auditors and printing fees) in connection with supplying the Underwriters with copies thereof.

(e) The Republic will endeavor, with the assistance of the Underwriters, to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided, however, that the Republic will not be obligated to file any consent to, or take any action that would subject it to, general or unlimited service of process or waiver of immunity (including, without limitation, waiver of sovereign immunity) in any jurisdiction in which it is not otherwise so subject.

(f) During the period beginning from the date of the Terms Agreement and continuing to and including the earlier of (i) such time as the Representatives may notify the Republic and (ii) the Closing Date, the Republic will not offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Republic which are substantially similar to the Securities, without the Representatives’ prior written consent.

(g) Unless otherwise agreed between the Republic and the Underwriters, the Republic will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Republic’s counsel in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities reasonably requested by the Underwriters and dealers, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state law and all expenses in connection with the qualification of the Securities for offer and sale under state law as provided in Section 5(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the qualification of the offering of the Securities by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing any Securities on the Luxembourg Stock Exchange, (vi) the cost of printing certificates representing any Securities, (vii) the costs and charges of any fiscal agent, transfer agent, registrar or depositary, (viii) the costs and expenses incurred by the Underwriters relating to investor presentations on the “road show” (other than the Underwriters’ own travel and lodging expenses for such road show) undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations) with the prior approval of the Republic, travel (including all land and air transportation) and lodging expenses of the representatives and officials of the Republic attending the road show and any such consultants and (ix) all other costs and expenses incident to the performance of the obligations of the Republic hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 6 and the last paragraph of Section 8 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make. The Underwriters shall deduct all fees and expenses payable by the Republic pursuant to this subsection (g) which the Underwriters have incurred on or prior to the Closing Date from the amount delivered to the Republic in payment for the Securities; provided, however, that the amounts so deducted shall be specified to the Republic in writing.

5A. Covenants of the Underwriters. Each Underwriter, severally and not jointly, represents to and agrees with the Republic that, unless such Underwriter has obtained or will obtain, as the case may be, the prior written consent of the Republic, such Underwriter has not made and will not make any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a free writing prospectus required to be filed by the Republic with the Commission or retained by the Republic under Rule 433 under the Act; provided that the prior written consent of the Republic shall be deemed to have been given in respect of (i) the free writing prospectuses included in Schedule B of the Terms Agreement and (ii) the Final Term Sheet. Any such free writing prospectus consented to or deemed consented to by the Republic pursuant to this Section 5A shall constitute a Permitted Free Writing Prospectus for purposes of these Standard Terms.

6. Indemnity and Contribution. (a) The Republic agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of material fact contained in the Registration Statement or any amendment thereof, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of material fact contained in the Base Prospectus, any Preliminary Prospectus Supplement, the Final Prospectus Supplement, any Issuer Free Writing Prospectus or the information contained in the Final Term Sheet, or in any amendment thereof or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except in each case insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Republic in writing by such Underwriter expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Republic and its officials who sign the Registration Statement and each person, if any, who controls the Republic within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Republic to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Republic in writing by such Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus Supplement, the Final Prospectus Supplement or any amendments or supplements thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceedings, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties of any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 6(a), and by the Republic, in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of this proceeding.

(d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraphs, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Republic on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion and is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Republic on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Republic on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Republic and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Final Prospectus Supplement, bear to the aggregate public offering price of the Securities. The relative fault of the Republic on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Republic or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e) The Republic and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Republic contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Republic, its officials or any person controlling the Republic and (iii) acceptance of and payment for any of the Securities.

7. Termination. Each Terms Agreement shall be subject to termination by notice given by the Representatives to the Republic, if (a) after the execution and delivery of the Terms Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange, (ii) trading of any securities of the Republic shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York or the Republic shall have been declared by the relevant authorities or (iv) there shall have occurred any outbreak escalation of hostilities involving the Republic or the United States or declaration by the Republic or the United States of a national emergency or war or other calamity or crisis that, in the judgment of the Representatives, is material and adverse or any material adverse change in international financial markets, and (b) in the case of any of the events specified in clauses 7(a)(i) through 7(a)(iv), inclusive, such event, singly or together with any other such event, makes it, in the judgment of the Representatives, impractical to market the Securities on the terms and in the manner contemplated in the Preliminary Prospectus, the Final Term Sheet and the Final Prospectus.

8. Defaulting Underwriters. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase on such date under the Terms Agreement, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule A of the Terms Agreement bears to the principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, however, that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If within 36 hours after such default by any Underwriter or Underwriters, the Underwriters do not arrange for the purchase of such Securities, then the Republic shall be entitled to a further period of 36 hours within which to procure another party or parties reasonably satisfactory to the Underwriters to purchase such Securities on such terms. In any such case either the Underwriters or the Republic shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Preliminary Prospectus and the Final Term Sheet and the Final Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” as used in these Standard Terms shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

If the aggregate principal amount of Securities which remains unpurchased is more than one-tenth of the aggregate principal amount of Securities to be purchased on the Closing Date, then the Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Republic. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter.

If any Terms Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Republic to comply with the terms or to fulfill any of the conditions of such Terms Agreement, or if for any reason the Republic shall be unable to perform its obligations under such Terms Agreement, the Republic will reimburse the Underwriters or such Underwriters as have so terminated such Terms Agreement with respect to themselves, severally, for all reasonable and documented out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by such Underwriters in connection with this Agreement or the offering contemplated thereunder.

9. Counterparts. The Terms Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

10. Applicable Law. The Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York, except that all matters governing the authorization, execution and delivery of the Terms Agreement by the Republic will be governed by the laws of the Republic of the Philippines.

11. Appointment of Agent for Service; Waiver of Immunity. The Republic irrevocably submits to the jurisdiction of any federal court in the Southern District of New York, any state court in the Borough of Manhattan, The City of New York or any competent court in the Philippines (the “Specified Courts”) over any suit, action or proceeding against it or its properties, assets or revenues with respect to any Terms Agreement (a “Related Proceeding”). The Republic waives, to the fullest extent permitted under applicable law, any objection to Related Proceedings in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceedings have been brought in an inconvenient forum. The Republic agrees that a final non-appealable judgment in any such Related Proceedings (the “Related Judgment”) shall be conclusive and binding upon it and may be enforced in any Specified Court or in any other courts to the jurisdiction of which the Republic is or may be subject (the “Other Courts”), by a suit upon such judgment.

To the extent that the Republic or any of its revenues, assets or properties shall be entitled, in any jurisdiction in which any Specified Court is located, in which any Related Proceedings may at any time be brought against it or any of its revenues, assets or properties, or in any jurisdiction in which any Specified Court or Other Court is located in which any suit, action or proceeding may at any time be brought solely for the purpose of enforcing or executing any Related Judgment, to any immunity from suit, from the jurisdiction of any such court, from set-off, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in such jurisdiction there shall be attributed such an immunity, the Republic irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction, provided that such agreement and waiver, insofar as it relates to any jurisdiction other than a jurisdiction in which a Specified Court is located, is given solely for the purpose of enabling the several Underwriters to enforce or execute a Related Judgment. The waiver of immunities referred to herein constitutes only a limited and specific waiver for the purpose of any Terms Agreement and under no circumstances shall it be interpreted as a general waiver of the Republic or a waiver with respect to proceedings unrelated to such Terms Agreement. The Republic does not waive such immunity in respect of its (i) properties and assets which are used by a diplomatic or consular mission of the Republic (except as may be necessary to effect service or process) (ii) property and assets of military character and under the control of military authority or defense agency or (iii) property located in the Republic and dedicated to a public or governmental use (as distinguished from patrimonial property or property dedicated to a commercial use). In addition, the Republic has not waived its sovereign immunity in connection with any action arising out of or based on United States federal or state securities laws.

The Republic has appointed the Philippine Consul General in New York, New York as its authorized agent (the “Authorized Agent”) at 556 Fifth Avenue, New York, New York 10036 upon whom process may be served in any action arising out of or based on this Agreement, which may be instituted in any Specified Courts by the several Underwriters. Such appointment will be irrevocable until all amounts in respect of the Securities have been paid by the Republic to the Fiscal Agent or unless and until the Republic shall have appointed a successor as authorized agent and such successor shall have accepted such appointment. The Republic agrees that it will at all times maintain an authorized agent to receive such service, as provided above. The failure of the Authorized Agent to give the Republic notice of the service of process shall not affect the validity of any proceeding based on that process or any judgment obtained pursuant to it. The Republic will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated in this Section 11, or at such other address in the Borough of Manhattan, The City of New York, as may be the office of the Authorized Agent at the time of such service, shall be deemed in every respect, effective service of process upon the Republic. Upon receipt of such service of process, the Authorized Agent shall advise the Republic promptly by facsimile of its receipt thereof, but the failure to so advise shall have no effect on the validity or time in less of any such service.

The Philippine Consul General in New York, New York, however, is not the agent for service of process for actions arising out of or based on the United states federal or state securities laws, and the Republic’s waiver of immunity does not extend to such actions. Because the Republic has not waived its sovereign immunity in connection with any action relating to such claims, it will only be possible to obtain a United States judgment against the Republic based on such laws if a court were to determine that the Republic is not entitled under the Foreign Sovereign Immunities Act of 1976 to sovereign immunity with respect to such actions.

In view of such waiver of immunity, the Republic would be subject to suit in competent courts in the Philippines. Judgments obtained against the Republic in any foreign court in respect of any sum payable by it under this Agreement would be recognized and enforced by the courts of the Republic in an action brought to enforce such judgment without re-examination of the issues in dispute so long as

(i) such judgment was not obtained by collusion or fraud, (ii) the foreign court rendering such judgment had jurisdiction over the case, (iii) the Republic had proper notice of the proceedings before the foreign court and (iv) such judgment was not based upon a clear mistake of law or fact.

12. Currency. To the fullest extent permitted by law, the obligations of the Republic in respect of any amount due under each Terms Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency (the “relevant currency”) that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. To the fullest extent permitted by law, if the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Republic agrees to pay such additional amounts in the relevant currency, as may be necessary to compensate for the shortfall. To the fullest extent permitted by law, if the amount in the relevant currency that may be so purchased for any reason exceeds the amount originally due, the Underwriter agrees to pay such additional amounts, in the relevant currency, as may be necessary to compensate for the excess. Any obligation of the Republic not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein or therein, will continue in full force and effect.

Exhibit A

REPUBLIC OF THE PHILIPPINES

TERMS AGREEMENT

(DEBT SECURITIES)

Republic of the Philippines Attention: [ ]	[Date]

Ladies and Gentlemen:

We are acting on behalf of the underwriters (including ourselves) named in Schedule A hereto (such underwriters being hereunder called the “Underwriters”) in connection with the offering and sale by the Republic of the Philippines (the “Republic”) of [currency and principal amount] aggregate principal amount of [full title of debt securities] (the “Securities”).

Subject to the terms and conditions set forth herein or incorporated by reference herein, the Republic hereby agrees to sell and each of the Underwriters agrees to purchase the principal amount of the Securities set forth in Schedule A hereto opposite the name of such Underwriter at a purchase price of [    ]% of the principal amount of the Securities [plus accrued interest, if any, from [date of the Securities] to the Closing Date referred to below].2

The Securities shall have terms set forth in the Base Prospectus dated [    ], [    ] and the Preliminary Prospectus Supplement dated [    ], [    ], including the following:

Maturity Date: [    ], [    ]

Interest Rate: [    ]%

Interest Payments: [    ] and [    ] commencing [    ], [    ], [(Interest accrues from [    ], [    ])]3

Redemption Provisions:

Sinking Fund Requirement:

Form and Denomination:

Manner of Payment and Type of Funds: [Certified or official bank check or check]/[wire transfer] drawn on or by a New York Clearing House Bank and payable in [next day]/[immediately available] funds.

Registration Statement: The Republic’s registration statement, as amended, under Schedule B of the Securities Act of 1933, as amended (Registration No[s]. [    ]).

Execution Time: [    ] [a.m./p.m.] (New York City time) on the date hereof.

[2]	To be included unless the transaction closes on a regular interest payment date.
[3]	To be included unless the transaction closes on a regular interest payment date.

Applicable Time: [    ] [a.m./p.m.] (New York City time) on the date hereof.

Representatives: [    ]

Name and Address of the Underwriters for purposes of communications under this Terms Agreement:

Closing Date: [    ] ([    ] time) [    ], [    ] or at such other time thereafter as the Republic and the Representatives may agree.

Closing Locations:

[Other Terms:]

The Underwriters will pay for the Securities upon delivery thereof at the Closing location on the Closing Date.

All provisions contained in the document entitled “THE REPUBLIC OF THE PHILIPPINES UNDERWRITING AGREEMENT STANDARD TERMS (DEBT SECURITIES AND WARRANTS)” as filed as an exhibit to the Registration Statement, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such terms had been set forth in full herein, except that if any term defined in such document is otherwise defined herein, the definition set forth herein shall control.

Please confirm your agreement by having an authorized officer sign a copy of this Terms Agreement in the space set forth below.

Very yours truly,

[Name[s] of Representative]

[On behalf of [themselves] [itself] and the other Underwriters named hereon]

[By: Name[s] of Representative]

By:

Name:
Title:

Accepted:

REPUBLIC OF THE PHILIPPINES

By:

Name:
Title:

SCHEDULE A

Underwriter	Principal Amount

Total	$

SCHEDULE B

Schedule of issuer free writing prospectuses included in the Disclosure Package

[List all issuer free writing prospectuses included in the Disclosure Package]

Exhibit B

[FORM OF GOVERNMENT OPINION]

[Date]

[Representatives]

Ladies and Gentlemen:

Philippines Bond Offer

I have acted as legal adviser to the Republic of the Philippines (the “Republic”) in connection with the issue and sale to you pursuant to the terms of a terms agreement dated as of [insert date] among you, as Underwriters (the “Underwriters”) and the Republic (the “Terms Agreement”) of $[    ] principal amount of the Republic’s [    ]% Bonds Due [    ] (the “Securities”). The Securities are issued pursuant to the provisions of a fiscal agency agreement dated as of [insert date] (the “Fiscal Agency Agreement”) between the Republic and [insert name of fiscal agent], as the Fiscal Agent (the “Fiscal Agent”).

The Republic has filed with the Securities and Exchange Commission of the United States of America (the “Commission”) a registration statement, including a prospectus, relating to the Securities. The registration statement, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness, is herein called the “Registration Statement”; the related prospectus dated [insert date] is herein called the “Base Prospectus”; the preliminary prospectus supplement dated [insert date of last preliminary prospectus prior to pricing], as filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), is herein called the “Preliminary Prospectus Supplement”; and the final prospectus supplement dated [date of final prospectus supplement], as first filed with the Commission after the execution of the Terms Agreement pursuant to Rule 424(b) under the Securities Act, is herein called the “Final Prospectus Supplement”. The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Preliminary Prospectus”, and the Base Prospectus and the Final Prospectus Supplement are herein called the “Final Prospectus”.

This opinion is furnished to you pursuant to Section 4(d) of the Underwriting Agreement Standard Terms (Debt Securities) (the “Standard Terms”), which is incorporated by reference into the Terms Agreement (together, the “Underwriting Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in the Underwriting Agreement.

In such capacity, I reviewed such laws and examined such documents as I have deemed necessary for the opinions hereafter expressed, including the following documents:

(a) the Standard Terms;

(b) the Terms Agreement;

(c) the Fiscal Agency Agreement;

(d) the Securities;

(e) the Registration Statement;

(f) the Preliminary Prospectus;

(g) [(i) the Final Terms Sheet and (ii) all free writing prospectuses included in the Disclosure Package (including those listed in Schedule B to the Terms Agreement)];

(h) the Final Prospectus;

(h) the Full Powers/Special Authority signed by the President of the Republic dated [    ] (the “Special Authority of the President of the Republic”);

(h) the approval-in-principle and final approval, dated [    ] and [    ], respectively, of the Monetary Board of Bangko Sentral ng Pilipinas (the “Monetary Board”); and

(i) such other official records of the Republic and its agencies, and such other agreements and documents as I have deemed appropriate as bases for the opinions set forth below.

The Terms Agreement and Fiscal Agency Agreement are collectively referred to in this opinion as the “Agreements.”

In giving the opinions herein, I have made the following assumptions:

(i) that all documents submitted to me as copy or specimen documents conform to the originals thereof;

(ii) that all documents have been validly authorized, executed and delivered by all the parties thereto (other than the Republic); and

(iii) that the signatures on all originals of all documents submitted to me are genuine.

As to other questions of fact material to my conclusions expressed herein, to the extent that I have not independently established the facts, I have relied upon the statements of fact contained in the documents I have examined and on certificates or representations of responsible officers and other representatives of the Republic and other parties to the relevant agreements. Nothing has come to my attention which leads me to believe that such certificates and representations are not accurate.

I express no opinion as to any law other than the law of the Republic and I have assumed that there is nothing in any other law that affects my opinions herein. In particular, I have made no independent investigation of the U.S. federal or New York State laws as a basis for the opinions herein and do not express or imply any opinion thereon.

Based upon and subject to the foregoing and having regard to such legal considerations as I deem relevant, I am of the opinion that:

(i) Insofar as Philippine law governs the execution and delivery thereof, the Terms Agreement has been duly authorized, executed and delivered by the Republic;

(ii) The Fiscal Agency Agreement has been duly authorized, and insofar as Philippine law governs the execution and delivery thereof, executed and delivered by the Republic;

(iii) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Fiscal Agency Agreement and delivered to and paid for by the Underwriters in accordance with the terms of the Terms Agreement, will have been duly executed and delivered. The Securities constitute direct, unconditional, unsecured and general obligations of the Republic and the full faith and credit of the Republic is pledged for the performance thereof. The Securities rank pari passu in priority of payment with all other unsecured and unsubordinated External Indebtedness of the Republic. “External Indebtedness” means Indebtedness which is denominated or payable by its terms, or at the option of the holder thereof, in a currency or currencies other than the lawful currency of the Republic. “Indebtedness” means any indebtedness for money borrowed or any guarantee of indebtedness for money borrowed.

(iv) To the best of my knowledge after due inquiry, the Republic is not, or with the giving of notice or lapse of time or both would not be, in violation of or in default under any constitutional or treaty provision, convention, statute, law, regulation, decree, court order or similar authority binding upon the Republic, any fiscal agency agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Republic is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Republic taken as a whole or to the holders of the Securities. The issue and sale of the Securities and the performance by the Republic of all of the provisions of its obligations under the Securities, the Fiscal Agency Agreement and the Terms Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any constitutional or treaty provision, convention, statute, law, regulation, decree, court order or similar authority binding upon the Republic, any fiscal agency agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Republic is a party or by which the Republic is bound or to which any of the property or assets of the Republic is subject;

(v) All necessary action by or on behalf of Republic has been taken to permit, and all necessary consents and approvals required under the laws of Republic have been duly obtained and are in full force and effect for, (A) the authorization, execution and delivery of the Terms Agreement and the Fiscal Agency Agreement by the Republic and for the performance of its obligations arising thereunder, and (B) the issuance and sale of the Securities by the Republic pursuant to the Terms Agreement, including the Special Authority of the President of the Republic and the consent and the approval-in-principle and final approval of the Monetary Board which are the only such consents or approvals required;

(vi) To the best of my knowledge after due inquiry, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial, economic, political or otherwise, of the Republic from that set forth in each of the Preliminary Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of the Terms Agreement) and the Final Prospectus (exclusive of any amendment or supplement thereto);

(vii) Other than as set forth or contemplated in each of the Preliminary Prospectus and the Final Prospectus, to the best of my knowledge after due inquiry, there are no legal or governmental investigations, actions, suits or proceedings pending, threatened or contemplated against or affecting the Republic which, if determined adversely to the Republic, could individually or in the aggregate reasonably be expected to have a material adverse effect on the financial, economic or political condition of the Republic; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the Preliminary Prospectus or the Final Prospectus which are not filed or described as required;

(viii) The description in each of the Preliminary Prospectus and the Final Prospectus of the constitution, laws, statutes and regulations of the Republic or any subdivision thereof are accurate and complete in all material respects and fairly present the information purported to be shown;

(ix) Under the laws of the Republic in effect as of the date hereof, payments made under the Securities will be free and clear of withholding taxes and all other taxes imposed by the Republic to the extent described in each of the Preliminary Prospectus and the Final Prospectus, and no capital gains, income or withholding taxes, and no stamp or other issuance or transfer taxes or duties are payable by or on behalf of any Underwriter to any governmental body in the Republic in connection with (A) the sale and delivery by the Republic of the Securities for the respective accounts of the Underwriters, (B) the sale and delivery of the Securities made outside the Republic by the Underwriters to the purchasers thereof and (C) the execution and delivery of the Terms Agreement or the Fiscal Agency Agreement, in each case other than income tax imposed by the Republic on the income of any Underwriter if its net income is otherwise subject to tax by the Republic. Profits derived from the sale and delivery of the Securities made within the Republic by any Underwriter who qualifies as a U.S. resident under the tax treaty between the Republic and the United States of America shall not be subject to Republic taxes if such profits are not attributable to a permanent establishment of the Underwriter in the Philippines;

(x) It is not necessary under the laws of the Republic (A) to enable the Underwriters or holder of Securities, who are not otherwise engaged in business in the Republic, to enforce any of their rights under the Terms Agreement, the Fiscal Agency Agreement, the Securities or any other document to be furnished thereunder or (B) solely by reason of the execution, delivery or consummation of the Terms Agreement, that any Underwriter or any holder of Securities be licensed, qualified or entitled to carry out business in the Republic. The opinion in this paragraph (x) is subject to the qualification, with respect to any such party otherwise carrying on business in the Republic (other than by reason only of the execution or performance of any such Agreement(s) or Securities or enforcement of any such Agreement(s) or Securities) that such party will not be permitted to maintain by itself or by an assignee any suit for recovery of any debt, claims or demand whatsoever, unless it has or shall have obtained a license to transact business in the Republic from the Philippine Securities and Exchange Commission;

(xi) The Terms Agreement, the Fiscal Agency Agreement and the Securities are in proper legal form under the laws of the Republic for enforcement thereof against the Republic; and to ensure the validity, enforceability or admissibility into evidence of the Terms Agreement, the Fiscal Agency Agreement or the Securities, it is not necessary that the Terms Agreement, the Fiscal Agency Agreement, the Securities or any other document to be furnished thereunder be filed or recorded with any court or other authority in the Republic or that any tax of the Republic or any political subdivision thereof be paid on or in respect of any such document;

(xii) (A) The provisions of the Terms Agreement, the Fiscal Agency Agreement and the Securities wherein the Republic submits to the jurisdiction of the federal courts in the Southern District of New York and the state courts in the Borough of Manhattan, The City of New York, and waives any immunity, including sovereign immunity, are valid and binding to the extent set forth in the Terms Agreement, the Fiscal Agency Agreement and the Securities; (B) final judgment against the Republic in any such suit, action or proceeding brought, in accordance with such provisions, in the federal or state courts in the City of New York would be conclusive and binding upon the Republic and may be enforced through a separate action filed to enforce such action in the courts of the Republic, without retrial or reexamination but subject to the procedural requirements relating to enforcement and recognition of foreign judgments and provided that (1) the court rendering such judgment had jurisdiction over the subject matter of the action in accordance with its jurisdiction rules, (2) the Republic had notice of the proceedings before the applicable federal or state court in the City of New York, (3) such judgment was not obtained by collusion or fraud, and (4) such judgment was not based on a clear mistake of fact or law; and (C) except as set forth in each of the Preliminary Prospectus and the Final Prospectus there were no laws of the Republic that limit or prohibit the Republic’s agreements or waivers referred to above;

(xiii) The information set forth in each of the Preliminary Prospectus and the Final Prospectus under the captions “Recent Developments,” “Republic of the Philippines,” “Taxation—Philippine Taxation,” “Description of the Securities—Description of the Debt Securities—Governing Law” and “Description of the Securities—Description of the Debt Securities—Jurisdiction and Enforceability,” insofar as such statements relate to laws of the Republic and legal matters, documents or proceedings referred to therein, are accurate in all material respects and fairly summarize in all material respects the information purported to be shown therein;

(xiv) No holder of Securities will be deemed resident, domiciled, carrying on business or subject to taxation in the Republic solely by reason of the execution, delivery, consummation or enforcement of the Terms Agreement or any other document to be furnished thereunder, nor shall the foregoing be applicable to any Underwriter solely by reason of the execution, delivery, consummation or enforcement of the Terms Agreement;

(xv) To the best of my knowledge after due inquiry, the Republic has not and no other person has, in respect of any of the Republic’s External Indebtedness, prepared, executed or filed any public instrument as provided in Article 2244(14) of the Civil Code of the Republic, or consented to or assisted in the preparation of filing of any such public instrument, that would therefore have priority over the Securities;

(xvi) The Republic is a member of the International Monetary Fund and of the International Bank for Reconstruction and Development;

(xvii) Except as set forth in each of the Preliminary Prospectus and the Final Prospectus, the Republic is subject to civil and commercial law, to suit, and to execution and attachment and process in the nature thereof with respect to its obligations under the Terms Agreement, the Fiscal Agency Agreement and the Securities. The waiver of immunity set forth in the Terms Agreement, the Fiscal Agency Agreement and the Securities is valid, binding and enforceable against the Republic;

(xviii) The provisions of the Terms Agreement, the Fiscal Agency Agreement and the Securities, including without limitation the indemnification and contribution provisions set forth in the Terms Agreement, do not contravene the law, customs or public policy of the Republic;

(xix) The choice of New York law to govern the validity, construction and performance of the Terms Agreement, the Securities and the Fiscal Agency Agreement is a valid and effective choice of law under the laws of the Republic, and would be upheld by a court of the Republic as such;

(xx) Nothing has come to my attention which causes me to believe that (other than financial or statistical data included therein or omitted therefrom, as to which I express no opinion) the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(xxi) Nothing has come to my attention which causes me to believe that (other than financial or statistical data included therein or omitted therefrom, as to which I express no opinion) the Preliminary Prospectus, considered together with the [(i) the Final Terms Sheet and (ii) all free writing prospectuses included in the Disclosure Package (including those listed in Schedule B to the Terms Agreement)], at the Applicable Time as set forth in the Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xxii) Nothing has come to my attention which causes me to believe that (other than financial or statistical data included therein or omitted therefrom, as to which I express no opinion) the Final Prospectus, as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xxiii) The appointment of the Authorized Agent in Section 11 of the Standard Terms and any waiver in that section by the Republic in respect thereto are legal, valid and binding in accordance with their respective terms under the laws of the Republic;

(xxiv) To the best of my knowledge after due inquiry, no outstanding unsecured External Indebtedness of the Republic has priority over the Securities in respect of payments upon liquidation or insolvency;

(xxv) The information in each of the Preliminary Prospectus and the Final Prospectus stated on the authority of public officials of the Republic has been stated in their official capacities thereupon duly authorized by the Republic; and

(xxvi) The execution, delivery and performance by the Republic of the Terms Agreement and the Fiscal Agency Agreement constitute private and commercial acts rather than public or governmental acts.

This opinion is further subject to the following qualifications:

(i) I express no opinion as to the enforceability of any provision that purports to permit a second or separate suit, after recovery on a judgment in a judgment currency, for recovery of the difference between the amount of judgment currency stated in such judgment and the amount of foreign currency due under any Agreement or any Security.

(ii) Nothing in this opinion should be taken as indicating that the remedy of specific performance or injunction under any particular provision of any Agreement or any Security would necessarily be granted by a Philippine court in any particular instance if there is otherwise available an adequate compensatory remedy with respect thereto.

(iii) The enforceability of the obligations of the Republic under any Agreement or any Security is subject to general principles of equity. In applying these principles, a Philippine court might require that parties exercising any right under any Agreement or any Security act reasonably and in good faith. Such a requirement might be applied, among other situations, to the provisions of the Agreements or the Securities purporting to authorize conclusive determinations by any party to such Agreement or Security.

This opinion is rendered to you solely for your benefit as Underwriters, at the request of the Republic, and may not be relied upon by any other person.

Very truly yours,

DEPARTMENT OF JUSTICE

Exhibit C

(FORM OF U.S. COUNSEL OPINION)

Opinion points to be covered by U.S. Counsel include:

i.	The Terms Agreement has been duly executed and delivered by the Republic under the law of the State of New York;

ii.	The Fiscal Agency Agreement has been duly executed and delivered by the Republic under the law of the State of New York and constitutes a valid, binding and enforceable agreement of the Republic;

iii.	The Securities have been duly executed and delivered by the Republic under the law of the State of New York and are valid, binding and enforceable obligations of the Republic, entitled to the benefits of the Fiscal Agency Agreement;

iv.	The Securities are exempt from the provisions of the Trust Indenture Act of 1939, as amended, under Section 304(a)(6) thereof, and no indenture in respect of the Securities need be qualified under such Act;

v.	The issuance and sale of the Securities to the Underwriters pursuant to the Terms Agreement and the performance by the Republic of its obligations in the Terms Agreement, the Fiscal Agency Agreement and the Securities do not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York, except such as have been obtained or effected under the Securities Act (but such counsel expresses no opinion as to any consent, approval, authorization, registration or qualification that may be required under state securities or Blue Sky laws);

vi.	Under the law of the State of New York relating to submission to jurisdiction, the Republic has, pursuant to Section 11 of the Underwriting Agreement Standard Terms (Debt Securities and Warrants) (the “Standard Terms”) and Section 15 of the Fiscal Agency Agreement submitted to the personal jurisdiction of any New York State or U.S. federal court located in the Borough of Manhattan, The City of New York, New York in any action rising out of or relating to the Underwriting Agreement, the Fiscal Agency Agreement or the Securities, and has appointed the Philippine Consul General in New York as its authorized agent for the purpose described in Section 11 of the Standard Terms and Section 15 of the Fiscal Agency Agreement; and service of process effected on such agent in the manner set forth in Section 11 of the Standard Terms and Section 15 of the Fiscal Agency Agreement will be effective to confer valid personal jurisdiction over the Republic in any such action. The enforceability in the United States of America of the waiver of immunities by the Republic set forth in Section 11 of the Standard Terms and Section 15 of the Fiscal Agency Agreement is subject to the limitations imposed by the Foreign Sovereign Immunities At of 1976 and to the other limitations contained in such agreements;

vii.

The statements set forth in each of the Time of Sale Prospectus[4] and the Final Prospectus under the headings “Description of the Securities—Description of the Debt Securities” and “Description of the Global Bonds”, insofar as such statements purport to summarize certain

[4]	Meaning the Base Prospectus, the Preliminary Prospectus Supplement and the Final Term Sheet.

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provisions of the Securities and the Fiscal Agency Agreement, provide a fair summary of such provisions, and the statements set forth in each of the Time of Sale Prospectus and the Final Prospectus under the heading “Taxation—United States Tax Considerations,” insofar as such statements purport to summarize certain federal income tax laws of the United States, provide a fair summary of the principal U.S. federal income tax consequences of an investment in the Securities.

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Exhibit D

[FORM OF U.S. COUNSEL LETTER]

Points to be covered by U.S. Counsel in the letter include:

i.	Such counsel confirms that (based solely upon a telephone confirmation from a representative of the Commission) the Registration Statement has become effective under the Securities Act and, insofar as such counsel is aware, no stop order suspending its effectiveness has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

ii.	Such counsel is of the opinion that the Registration Statement (except the financial and statistical data included therein, as to which such counsel need express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

ii.

Such counsel is of the opinion that the Time of Sale Prospectus[5] (except the financial and statistical data included therein, as to which such counsel need express no view) as at the Applicable Time as defined in the Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

iii.	Such counsel has no reason to believe that the Final Prospectus (except the financial and statistical data included therein, as to which such counsel need express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

[5]	Meaning the Base Prospectus, the Preliminary Prospectus Supplement and the Final Term Sheet.

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